HOST HOTELS & RESORTS, INC. REPORTS RESULTS OF OPERATIONS FOR THE FIRST QUARTER 2008

BETHESDA, MD; April 23, 2008 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (REIT), today announced its results of operations for the first quarter ended March 21, 2008.

•	Total revenue increased $29 million, or 2.8%, to $1,058 million for the first quarter of 2008.

•

Net income decreased $126 million to $61 million for the first quarter of 2008; however, income from continuing operations increased $19 million to $60 million compared to the first quarter of 2007. The Company did not recognize any gains on dispositions in the first quarter of 2008 compared to a net gain of $136 million, or $.26 per diluted share, of such gains in the first quarter of 2007. As a result, earnings per diluted share decreased $.24 to $.11 for the first quarter of 2008. For further detail, refer to the “Schedule of Significant Transactions Affecting Earnings per Share” attached to this press release.

•	Funds from Operations (FFO) per diluted share increased 10% from $.30 to $.33 for the first quarter of 2008.

The Company also announced the following first quarter results for Host Hotels & Resorts, L.P., through which it conducts all of its operations and holds 96% of the partnership interests:

•

Net income decreased $130 million to $64 million for the first quarter of 2008. Net income of Host LP was also affected by the recognition of substantial gains on dispositions in the first quarter of 2007—See “Schedule of Significant Transactions Affecting Earnings per Share.”

•	Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, increased $3 million to $262 million for the first quarter of 2008.

Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP (generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

OPERATING RESULTS

Comparable hotel RevPAR for the first quarter of 2008 increased 2.4%, driven by a 4.0% increase in average room rate, while occupancy declined 1.1 percentage points. Comparable hotel adjusted operating profit margins decreased 40 basis points for the quarter. Comparable food and beverage sales increased 3.9% for the first quarter. For further detail, see “Notes to the Financial Information.”

STOCK REPURCHASE PROGRAM

The Company’s Board of Directors authorized a program to repurchase up to $500 million of common stock. The common stock may be purchased in the open market or through private transactions, dependent upon market conditions. The plan does not obligate the Company to repurchase any specific number of shares and may be suspended at any time at management’s discretion. As of March 21, 2008, the Company has repurchased 2.15 million shares valued at approximately $35 million. The Company has approximately 520.6 million shares outstanding.

BALANCE SHEET AND FINANCING TRANSACTIONS

As of March 21, 2008, the Company had approximately $317 million of cash and cash equivalents. Excluding amounts necessary for working capital, the Company intends to use its available funds for dividend payments, stock repurchases, investments in its portfolio, to acquire new properties or to make debt repayments.

On March 25, 2008, the Company borrowed $100 million under its Credit Facility. Subsequently, on April 22, 2008, the Company entered into a $165 million term loan, which is an expansion of the existing $600 million Credit Facility. The term loan has a maturity date of September 9, 2011 and is prepayable without penalty after 18 months and may be repaid prior to that date for a fee. The term loan bears interest at LIBOR plus 175 basis points, with a LIBOR floor of 2.25%. The proceeds from the term loan were used to repay the $100 million draw under the Credit Facility and for general corporate purposes. As a result of this transaction, the Company has $600 million available under the Credit Facility.

DIVIDEND

As previously announced, the Company expects to declare a fixed $.20 per share common dividend each quarter, as well as a special dividend in the fourth quarter of each year, which based on the Company’s current outlook, will be similar to the 2007 level.

2008 OUTLOOK

The Company expects comparable hotel RevPAR to increase approximately 2% to 4% for both the second quarter and the full year. For full year 2008, the Company expects its operating profit margins under GAAP to decrease approximately 150 basis points to 80 basis points and its comparable hotel adjusted operating profit margins will range from a decrease of 25 basis points to an increase of 25 basis points. Based upon this guidance, the Company estimates that full year 2008 guidance for Host Hotels & Resorts, Inc. and Host Hotels & Resorts, L.P. would be as follows:

Host Hotels & Resorts, Inc.

•	earnings per diluted share should be approximately $.35 to $.37 for the second quarter and $1.00 to $1.10 for the full year;

•	net income should be approximately $190 million to $201 million for the second quarter and $544 million to $598 million for the full year; and

•	FFO per diluted share should be approximately $.54 to $.56 for the second quarter and $1.88 to $1.98 for the full year.

Host Hotels & Resorts, L.P.

•	net income for 2008 should be approximately $568 million to $625 million; and

•	Adjusted EBITDA for 2008 should be approximately $1,450 million to $1,505 million.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company that is the largest lodging real estate investment trust and one of the largest owners of luxury and upper upscale hotels. The Company currently owns 119 properties with approximately 64,000 rooms, and also holds a minority interest in a joint venture that owns ten hotels in Europe with approximately 3,200 rooms. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt® , Fairmont®, Four Seasons®, Hilton® and Swissôtel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com .

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete pending acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of April 22, 2008, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host,” is a self-managed and self-administered real estate investment trust (REIT) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host and Host LP, the primary difference is approximately 4% of the partnership interests in Host LP held by outside partners as of April 22, 2008, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margin) which we believe is useful to investors, see the Notes to the Financial Information included in this release.

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HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets March 21, 2008 (unaudited) and December 31, 2007	5

Consolidated Statements of Operations (unaudited) Quarter Ended March 21, 2008 and March 23, 2007	6

Earnings per Common Share	7

Schedule of Significant Transactions Affecting Earnings per Share	7

Hotel Operating Data
Comparable Hotels by Region and Property Type	8
Schedule of Comparable Hotel Results	9

Other Financial and Operating Data	11

Reconciliation of Net Income Available to Common Stockholders to Funds From Operations per Diluted Share	13

HOST HOTELS & RESORTS, L.P.

Consolidated Statements of Operations Quarter Ended March 21, 2008 and March 23, 2007	14

Reconciliation of Net Income to EBITDA and Adjusted EBITDA	15

2008 FORECAST INFORMATION

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to Funds From Operations per Diluted Share for Second Quarter 2008 Forecasts	16

Reconciliation of Net Income Available to Common Stockholders to Funds From Operations per Diluted Share for Full Year 2008 Forecasts	17

Schedule of Comparable Hotel Adjusted Operating Profit Margin for Full Year 2008 Forecasts	19

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2008 Forecasts	21

Notes to Financial Information	22

HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets (a)

(in millions, except shares and per share amounts)

	March 21, 2008	December 31, 2007
	(unaudited)
ASSETS
Property and equipment, net	$10,695	$10,588
Assets held for sale	13	—
Due from managers	92	106
Investments in affiliates	202	194
Deferred financing costs, net	49	51
Furniture, fixtures and equipment replacement fund	122	122
Other	205	198
Restricted cash	68	65
Cash and cash equivalents	317	488

Total assets	$11,763	$11,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt
Senior notes, including $1,089 million and $1,088 million, respectively, net of discount, of Exchangeable Senior Debentures	$4,115	$4,114
Mortgage debt	1,416	1,423
Other	87	88

Total debt	5,618	5,625
Accounts payable and accrued expenses	232	315
Other	222	215

Total liabilities	6,072	6,155

Interest of minority partners of Host Hotels & Resorts, L.P.	245	188
Interest of minority partners of other consolidated partnerships	32	28

Stockholders’ equity
Cumulative redeemable preferred stock (liquidation preference $100 million) 50 million shares authorized; 4.0 million shares issued and outstanding	97	97
Common stock, par value $.01, 750 million shares authorized; 520.6 million shares and 522.6 million shares issued and outstanding, respectively	5	5
Additional paid-in capital	5,674	5,673
Accumulated other comprehensive income	62	45
Deficit	(424)	(379)

Total stockholders’ equity	5,414	5,441

Total liabilities and stockholders’ equity	$11,763	$11,812

(a)	Our consolidated balance sheet as of March 21, 2008 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended
	March 21, 2008	March 23, 2007
Revenues
Rooms	$624	$608
Food and beverage	334	321
Other	70	69

Total hotel sales	1,028	998
Rental income (b)	30	31

Total revenues	1,058	1,029

Expenses
Rooms	157	150
Food and beverage	242	235
Hotel departmental expenses	258	249
Management fees	52	45
Other property-level expenses	82	81
Depreciation and amortization	124	116
Corporate and other expenses	17	22
Gain on insurance settlement (b)	(7)	—

Total operating costs and expenses	925	898

Operating profit	133	131
Interest income	4	6
Interest expense	(76)	(94)
Net gains on property transactions	1	1
Minority interest expense	(9)	(11)
Equity in earnings of affiliates	—	2

Income before income taxes	53	35
Benefit for income taxes	7	6

Income from continuing operations	60	41
Income from discontinued operations (c)	1	146

Net income	61	187
Less: Dividends on preferred stock	(2)	(2)

Net income available to common stockholders	$59	$185

Basic and diluted earnings per common share:
Continuing operations	$.11	$.07
Discontinued operations	—	.28

Basic and diluted earnings per common share	$.11	$.35

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	The gain on insurance settlement reflects business interruption insurance proceeds from damages incurred from Hurricane Katrina in 2005 and excludes the $2 million of management fees paid to the manager of the hotel related to the proceeds.
(c)	Reflects the results of operations and gains on sale, net of the related income tax, for two properties classified as held-for-sale at March 21, 2008 and nine properties sold in 2007.

HOST HOTELS & RESORTS, INC.

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended March 21, 2008			Quarter ended March 23, 2007
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$61	522.6	$.12	$187	521.5	$.36
Dividends on preferred stock	(2)	—	(.01)	(2)	—	(.01)

Basic earnings available to common stockholders (a)(b)	59	522.6	.11	185	521.5	.35
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.2	—	—	.8	—
Assuming conversion of minority OP units issuable	—	—	—	—	1.2	—

Diluted earnings available to common stockholders (a)(b)	$59	522.8	$.11	$185	523.5	$.35

(a)	Basic earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings per common share is computed by dividing net income available to common stockholders as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, exchangeable debt securities and other minority interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that are anti-dilutive.
(b)	The results for first quarter 2007 were significantly affected by certain transactions, which are detailed in the table below (in millions):

Schedule of Significant Transactions Affecting Earnings per Share

	Quarter ended March 21, 2008	Quarter ended March 23, 2007
Gain on hotel dispositions, net of taxes	$—	$141
Minority interest expense	—	(5)

Total (a)	$—	$136

Per diluted share	$—	$.26

(a)	Represents the effect of these transactions on Host, net of the amount attributable to minority partners in Host LP. The effect on the net income of Host LP was approximately $141 million for the first quarter of 2007.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Region (a)

	As of March 21, 2008		Quarter ended of March 21, 2008			Quarter ended of March 23, 2007			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Pacific	27	15,934	$206.08	72.7%	$149.74	$201.80	72.4%	$146.05	2.5%
Mid-Atlantic	11	8,681	236.96	73.7	174.58	222.77	75.3	167.68	4.1
North Central	14	6,175	134.19	54.0	72.43	132.20	61.7	81.53	(11.2)
Florida	10	5,935	244.92	81.1	198.74	244.02	76.2	186.00	6.8
New England	11	5,663	156.62	60.5	94.69	146.83	58.6	86.08	10.0
DC Metro	13	5,662	200.67	63.7	127.88	196.32	69.1	135.57	(5.7)
South Central	8	4,358	167.50	71.7	120.12	161.07	75.8	122.09	(1.6)
Mountain	8	3,372	206.56	64.5	133.14	193.95	68.1	132.06	0.8
Atlanta	7	2,589	194.74	69.2	134.83	190.20	69.3	131.89	2.2
International	7	2,471	162.16	69.4	112.49	141.68	64.3	91.15	23.4

All Regions	116	60,840	200.32	69.1	138.50	192.62	70.2	135.28	2.4

Comparable Hotels by Property Type (a)
	As of March 21, 2008		Quarter ended of March 21, 2008			Quarter ended of March 23, 2007			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Urban	55	32,980	$204.73	69.9%	$143.19	$195.84	71.8%	$140.70	1.8%
Suburban	32	12,311	162.85	61.9	100.84	156.27	64.2	100.25	0.6
Airport	16	7,467	143.73	70.4	101.17	140.16	71.2	99.79	1.4
Resort/Convention	13	8,082	284.72	76.1	216.80	282.95	72.4	204.92	5.8

All Types	116	60,840	200.32	69.1	138.50	192.62	70.2	135.28	2.4

(a)	See the notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended
	March 21, 2008	March 23, 2007
Number of hotels	116	116
Number of rooms	60,480	60,480
Percent change in comparable hotel RevPAR	2.4%	—
Operating profit margin under GAAP (b)	12.6%	12.7%
Comparable hotel adjusted operating profit margin (b)	25.2%	25.6%
Food and beverage profit margin under GAAP (b)	27.5%	26.8%
Comparable food and beverage adjusted profit margin (b)	27.7%	27.2%

Comparable hotel sales
Room	$624	$606
Food and beverage (c)	336	323
Other	72	71

Comparable hotel sales (d)	1,032	1,000

Comparable hotel expenses
Room	156	149
Food and beverage (e)	243	235
Other	38	38
Management fees, ground rent and other costs	335	322

Comparable hotel expenses (f)	772	744

Comparable hotel adjusted operating profit	260	256
Non-comparable hotel results, net (g)	8	14
Depreciation and amortization	(124)	(116)
Corporate and other expenses	(17)	(22)
Gain on insurance settlement	7	—
Comparable hotels classified as held for sale, net	(1)	(1)

Operating profit	$133	$131

(a)	See the notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.
(b)	Operating profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP margins are calculated using amounts presented in the consolidated statement of operations. Comparable margins are calculated using amounts presented in the above table.
(c)	The reconciliation of total food and beverage sales per the consolidated statements of operations to the comparable food and beverage sales is as follows:

	Quarter ended
	March 21, 2008	March 23, 2007
Food and beverage sales per the consolidated statements of operations	$334	$321
Non-comparable food and beverage sales	(14)	(11)
Food and beverage sales for the property for which we record rental income	9	9
Adjustment for food and beverage sales for comparable hotels to reflect Marriott's fiscal year for Marriott-managed hotels	7	4

Comparable food and beverage sales	$336	$323

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended
	March 21, 2008	March 23, 2007
Revenues per the consolidated statements of operations	$1,058	$1,029
Non-comparable hotel sales	(43)	(40)
Hotel sales for the property for which we record rental income, net	13	13
Hotel sales for comparable hotels classified as held-for-sale	2	2
Rental income for office buildings and select service hotels	(19)	(18)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	21	14

Comparable hotel sales	$1,032	$1,000

(e)	The reconciliation of total food and beverage expenses per the consolidated statements of operations to the comparable food and beverage expenses is as follows:

	Quarter ended
	March 21, 2008	March 23, 2007
Food and beverage expenses per the consolidated statements of operations	$242	$235
Non-comparable food and beverage expense	(9)	(8)
Food and beverage expenses for the property for which we record rental income	5	5
Adjustment for food and beverage expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	5	3

Comparable food and beverage expenses	$243	$235

(f)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended
	March 21, 2008	March 23, 2007
Operating costs and expenses per the consolidated statements of operations	$925	$898
Non-comparable hotel expenses	(31)	(25)
Hotel expenses for the property for which we record rental income	15	16
Hotel expenses for comparable hotels classified as held-for-sale	1	1
Rent expense for office buildings and select service hotels	(19)	(18)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	15	10
Depreciation and amortization	(124)	(116)
Corporate and other expenses	(17)	(22)
Gain on insurance settlements	7	—

Comparable hotel expenses	$772	$744

(g)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statement of operations as continuing operations and (ii) the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	March 21, 2008	December 31, 2007
Equity
Common shares outstanding	520.6	522.6
Common shares and minority held common OP Units outstanding	544.5	540.9
Preferred OP Units outstanding	.02	.02
Class E Preferred shares outstanding	4.0	4.0

Security pricing
Common (a)	$16.21	$17.04
Class E Preferred (a)	$25.10	$25.05
3 1/4% Exchangeable Senior Debentures (b)	$1,113.83	$1,153.19
2 5/8% Exchangeable Senior Debentures (b)	$828.50	$855.44

Dividends declared per share for calendar year
Common (c)	$.20	$1.00
Class E Preferred (c)	$.555	$2.22

Debt
Series K senior notes, with a rate of 7 1/8% due November 2013	$725	$725
Series M senior notes, with a rate of 7% due August 2012	347	347
Series O senior notes, with a rate of 6 3/8% due March 2015	650	650
Series Q senior notes, with a rate of 6 3/4% due June 2016	800	800
Series S senior notes, with a rate of 6 7/8% due November 2014	497	497
$500 million Exchangeable Senior Debentures, with a rate of 3 1/4 % due April 2024	496	496
$600 million Exchangeable Senior Debentures, with a rate of 2 5/8 % due April 2027	593	592
Senior notes, with a rate of 10.0%, due May 2012	7	7

Total senior notes	4,115	4,114
Mortgage debt (non-recourse) secured by $2.1 billion of real estate assets, with an average interest rate of 6.6% at March 21, 2008 and December 31, 2007, respectively, maturing through December 2023	1,416	1,423
Credit facility (d)	—	—
Other	87	88

Total debt (e)	$5,618	$5,625

Percentage of fixed rate debt	100%	100%
Weighted average interest rate	6.0%	6.0%
Weighted average debt maturity	5.5 years	5.7 years

	Quarter ended
	March 21, 2008	March 23, 2007
Hotel Operating Statistics for All Properties (f)
Average daily rate	$198.00	$189.18
Average occupancy	69.3%	70.2%
RevPAR	$137.25	$132.77

(a)	Share prices are the closing price as reported by the New York Stock Exchange.
(b)	Amount reflects the market price of a single $1,000 debenture as quoted by Bloomberg L.P.
(c)	On March 17, 2008, the Company declared a first quarter common dividend of $0.20 per share and a first quarter preferred dividend of $0.5546875 per share for its Class E cumulative redeemable preferred stock.
(d)	On March 25, 2008, the Company borrowed $100 million under its Credit Facility. Subsequently, on April 22, 2008, the Company entered into a $165 million term loan, which is an expansion of the existing $600 million Credit Facility. The term loan has a maturity date of September 9, 2011 and is prepayable without penalty after 18 months and may be repaid prior to that date for a fee. The term loan bears interest at LIBOR plus 175 basis points, with a LIBOR floor of 2.25%. The proceeds from the term loan were used to repay the $100 million draw under the Credit Facility and for general corporate purposes. As a result of this transaction, the Company has $600 million available under the Credit Facility.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

(e)	In accordance with GAAP, total debt includes the debt of entities that we consolidate, but do not own 100% of the interests, and excludes the debt of entities that we do not consolidate, but have a minority ownership interest and record our investment therein under the equity method of accounting. As of March 21, 2008, our minority partners’ share of consolidated debt is $70 million and our share of debt in unconsolidated investments is $370 million.
(f)	The operating statistics reflect all consolidated properties as of March 21, 2008 and March 23, 2007, respectively. The operating statistics include the results of operations for nine properties sold as of March 21, 2008 prior to their disposition and two hotels that have been classified as held-for-sale at March 21, 2008.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended March 21, 2008			Quarter ended March 23, 2007
	Income	Shares	Per Share Amount	Income	Shares	Per Share Amount
Net income available to common stockholders	$59	522.6	$.11	$185	521.5	$.35
Adjustments:
Gains on dispositions, net of taxes	—	—	—	(141)	—	(.27)
Amortization of deferred gains and other property transactions, net of taxes	(1)	—	—	(1)	—	—
Depreciation and amortization	124	—	.23	117	—	.23
Partnership adjustments	5	—	.01	7	—	.01
FFO of minority partners of Host LP (a)	(7)	—	(.01)	(6)	—	(.01)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.2	—	—	.8	—
Assuming conversion of 2004 Exchangeable Senior Debentures	5	30.5	(.01)	5	29.0	(.01)

FFO per diluted share (b)	$185	553.3	$.33	$166	551.3	$.30

(a)	Represents FFO attributable to the minority interests in Host LP.
(b)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, exchangeable debt securities and other minority interests that have the option to convert their limited partnership interest to common OP Units. No effect is shown for securities if they are anti-dilutive.

HOST HOTELS & RESORTS, L.P.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per unit amounts)

	Quarter ended
	March 21, 2008	March 23, 2007
Revenues
Rooms	$624	$608
Food and beverage	334	321
Other	70	69

Total hotel sales	1,028	998
Rental income	30	31

Total revenues	1,058	1,029

Expenses
Rooms	157	150
Food and beverage	242	235
Hotel departmental expenses	258	249
Management fees	52	45
Other property-level expenses	82	81
Depreciation and amortization	124	116
Corporate and other expenses	17	22
Gain on insurance settlement	(7)	—

Total operating costs and expenses	925	898

Operating profit	133	131
Interest income	4	6
Interest expense	(76)	(94)
Net gains on property transactions	1	1
Minority interest expense	(6)	(4)
Equity in earnings of affiliates	—	2

Income before income taxes	56	42
Benefit (provision) for income taxes	7	6

Income from continuing operations	63	48
Income from discontinued operations (b)	1	146

Net income	64	194
Less: Distributions on preferred units	(2)	(2)

Net income available to common unitholders	$62	$192

Basic earnings per common unit:
Continuing operations	$.11	$.09
Discontinued operations	—	.27

Basic earnings per common unit	$.11	$.36

Diluted earnings per common unit:
Continuing operations	$.11	$.08
Discontinued operations	—	.27

Diluted earnings per common unit	$.11	$.35

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. When distinguishing between Host and Host LP, the primary difference is the partnership interests in Host LP held by outside partners, which is reflected as minority interest in Host’s consolidated balance sheets and minority interest expense in Host’s consolidated statements of operations. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.
(b)	Reflects the results of operations and gain on sale, net of the related income tax, for two properties classified as held-for-sale at March 21, 2008 and nine properties sold in 2007.

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended
	March 21, 2008	March 23, 2007
Net income	$64	$194
Interest expense	76	94
Depreciation and amortization	124	116
Income taxes	(7)	(6)
Discontinued operations (a)	1	2

EBITDA	258	400
Gains on dispositions	—	(141)
Amortization of deferred gains	(1)	(1)
Equity investment adjustments:
Equity in earnings of affiliates	—	(2)
Pro rata EBITDA of equity investments	6	6
Consolidated partnership adjustments:
Minority interest expense	6	4
Pro rata EBITDA of minority partners	(7)	(7)

Adjusted EBITDA of Host LP	$262	$259

(a)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Second Quarter 2008 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Second Quarter 2008 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$188	520.7	$.36
Adjustments:
Depreciation and amortization	120	—	.23
Gain on dispositions, net of taxes	(11)	—	(.02)
Partnership adjustments	11	—	.02
FFO of minority partners of Host LP (b)	(13)	—	(.02)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.5	(.01)
Assuming conversion of 2004 Exchangeable Senior Debentures	4	30.8	(.02)

FFO per diluted share	$299	552.0	$.54

	High-end of Range
	Second Quarter 2008 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$199	520.7	$.38
Adjustments:
Depreciation and amortization	120	—	.23
Gain on dispositions, net of taxes	(11)	—	(.02)
Partnership adjustments	12	—	.03
FFO of minority partners of Host LP (b)	(14)	—	(.03)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.5	(.01)
Assuming conversion of 2004 Exchangeable Senior Debentures	4	30.8	(.02)

FFO per diluted share	$310	552.0	$.56

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Full Year 2008 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Full Year 2008 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$535	519.3	$1.03
Adjustments:
Depreciation and amortization	524	—	1.01
Gain on dispositions, net of taxes	(28)	—	(.05)
Partnership adjustments	34	—	.07
FFO of minority partners of Host LP (b)	(45)	—	(.09)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.5	(.01)
Assuming conversion of 2004 Exchangeable Senior Debentures	19	32.2	(.08)

FFO per diluted share	$1,039	552.0	$1.88

	High-end of Range
	Full Year 2008 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$589	519.3	$1.13
Adjustments:
Depreciation and amortization	524	—	1.01
Gain on dispositions, net of taxes	(28)	—	(.05)
Partnership adjustments	36	—	.07
FFO of minority partners of Host LP (b)	(47)	—	(.09)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.5	(.01)
Assuming conversion of 2004 Exchangeable Senior Debentures	19	32.2	(.08)

FFO per diluted share	$1,093	552.0	$1.98

(a)	The second quarter and full year 2008 forecasts were based on the following assumptions:

•	Comparable hotel RevPAR will increase 2% and 4% for both the second quarter and the full year for the low and high ends of the forecasted range, respectively.

•

Comparable hotel adjusted operating profit margins will range from a decrease of 25 basis points to an increase of 25 basis points for the full year for the low and high ends of the forecasted range, respectively.

•	We do not anticipate that any acquisitions will be made during 2008.

•	We expect to have hotel dispositions of approximately $150 million during 2008.

•	We expect to spend approximately $650 million on capital expenditures in 2008.

•	Fully diluted weighted average shares for FFO per diluted share and earnings per diluted share will be approximately 552.0 million for both the second quarter and the full year, respectively.

The amounts shown in these forecasts are based on these and other assumptions, as well as management’s estimate of operations for 2008. These forecasts are forward-looking and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual transactions, results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will be materially different. Risks that may affect these assumptions and forecasts include the following:

•	the level of RevPAR and margin growth may change significantly;

•

the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions;

•	the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income;

•	the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income;

•	the number of shares of the Company’s common stock repurchased may change based on market conditions; and

•	other risks and uncertainties associated with our business described herein and in the Company’s filings with the SEC.

(b)	Represents FFO attributable to the minority interests in Host LP.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2008 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2008 Forecast
	Low-end of range	High-end of range
Operating profit margin under GAAP (b)	16.1%	16.8%
Comparable hotel adjusted operating profit margin (c)	27.3%	27.8%

Comparable hotel sales
Room	$3,336	$3,398
Other	2,011	2,047

Comparable hotel sales (d)	5,347	5,445

Comparable hotel expenses
Rooms and other departmental costs	2,182	2,212
Management fees, ground rent and other costs	1,704	1,718

Comparable hotel expenses (e)	3,886	3,930

Comparable hotel adjusted operating profit	1,461	1,515
Non-comparable hotel results, net	8	8
Office buildings and select service properties, net	10	10
Depreciation and amortization	(526)	(526)
Corporate and other expenses	(77)	(77)

Operating profit	$876	$930

(a)	Forecasted comparable hotel results include assumptions on the number of hotels that will be included in our comparable hotel set in 2008. We have assumed that 116 hotels will be classified as comparable as of December 31, 2008. No assurances can be made as to the hotels that will be in the comparable hotel set for 2008. Also, see the notes following the table reconciling net income available to common shareholders to Funds From Operations per Diluted Share for assumptions relating to the full year 2008 forecasts.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above. We forecasted a decrease in margins of 25 basis points to an increase of 25 basis points over the comparable adjusted operating profit margin of 27.55%.
(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2008
	Low-end of range	High-end of range
Revenues	$5,435	$5,536
Non-comparable hotel sales	(48)	(51)
Hotel sales for the property for which we record rental income, net	53	53
Rental income for office buildings and select service hotels	(93)	(93)

Comparable hotel sales	$5,347	$5,445

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2008 Forecasts (a)

(unaudited, in millions, except hotel statistics)

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	Full Year 2008
	Low-end of range	High-end of range
Operating costs and expenses	$4,559	$4,606
Non-comparable hotel expenses	(40)	(43)
Hotel expenses for the property for which we record rental income	53	53
Rent expense for office buildings and select service hotels	(83)	(83)
Depreciation and amortization	(526)	(526)
Corporate and other expenses	(77)	(77)

Comparable hotel expenses	$3,886	$3,930

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2008 Forecasts (a)

(unaudited, in millions)

	Full Year 2008
	Low-end of range	High-end of range
Net income	$568	$625
Interest expense	355	355
Depreciation and amortization	526	526
Income taxes	2	—

EBITDA	1,451	1,506
Gains on dispositions	(28)	(28)
Equity investment adjustments:
Equity in earnings of affiliates	(16)	(16)
Pro rata Adjusted EBITDA of equity investments	52	52
Consolidated partnership adjustments:
Minority interest expense	10	10
Pro rata Adjusted EBITDA of minority partners	(19)	(19)

Adjusted EBITDA of Host LP	$1,450	$1,505

(a)	See the notes following the table reconciling net income available to common shareholders to Funds From Operations per Diluted Share for assumptions relating to the full year 2008.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., or Marriott, the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Starwood and Hyatt, report results on a monthly basis. Additionally, Host, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott but our fourth quarter ends on December 31 and our full year results, as reported in our consolidated statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the first quarter of 2008 ended on March 21, and the first quarter of 2007 ended on March 23. Accordingly, the first quarter of 2008 included 81 days of operations, while the first quarter of 2007 included 82 days of operations.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately 42% of our hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

REPORTING PERIODS FOR HOTEL OPERATING STATISTICS AND COMPARABLE HOTEL RESULTS

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2002) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results may differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•

Hotel results for the first quarter of 2008 reflect 12 weeks of operations for the period from December 29, 2007 to March 21, 2008 for our Marriott-managed hotels and results from January 1, 2008 to February 29, 2008 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for the first quarter of 2007 reflect 12 weeks of operations for the period from December 30, 2006 to March 23, 2007 for our Marriott-managed hotels and results from January 1, 2007 to February 28, 2007 for operations of all other hotels which report results on a monthly basis.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

COMPARABLE HOTEL OPERATING STATISTICS

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and adjusted operating profit margin) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. Of the 119 hotels that we owned as of March 21, 2008, 116 hotels have been classified as comparable hotels. The operating results of the following hotels that we owned as of March 21, 2008 are excluded from comparable hotel results for these periods:

•

The Sacramento Host Airport Hotel (the Company executed an agreement with the County of Sacramento related to the expansion of the Airport, which will result in the closing of the hotel by August 2008);

•	Atlanta Marriott Marquis (major renovation started in August 2005); and

•	New Orleans Marriott (property damage and business interruption from Hurricane Katrina in August 2005).

The operating results of the nine hotels we disposed of in 2007 are also not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our hotel properties, they exclude results for our non-hotel properties and other real estate investments.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO per diluted share of Host, (ii) EBITDA of Host LP, (iii) Adjusted EBITDA of Host LP and (iv) Comparable Hotel Operating Results of Host. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

As of April 22, 2008, Host owns approximately 96% of the partnership interest of Host LP and is its sole general partner. We conduct all of our operations through Host LP, and Host LP is the obligor on our senior notes and on our credit facility. Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, the Adjusted EBITDA of Host LP is presented because we believe it is a relevant measure in calculating certain credit ratios, since Host LP is the owner of all of our hotels and is the obligor on our debt noted above. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•

Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition of assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•

Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because it includes our pro-rata portion of depreciation, amortization and interest expense. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this more accurately reflects the performance of our investment. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

•

Consolidated Partnership Adjustments – We exclude the minority interest in the income or loss of our consolidated partnerships as presented in our consolidated statement of operations because it includes our minority partners’ pro-rata portion of depreciation, amortization and interest expense. We exclude the minority partners’ pro rata share of the Adjusted EBITDA of our consolidated partnerships as we believe this more accurately reflects the minority owners’ interest in our consolidated partnerships. The pro rata Adjusted EBITDA of minority partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the minority partners’ positions in the partnership or joint venture.

•	Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•

Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.